UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2019

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38828	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA		01720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	SEAC	Nasdaq

Series A Participating Preferred Stock Purchase Rights	SEAC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of SeaChange was held on July 11, 2019, at which the stockholders voted on the following matters:

1.	The election of two members, Robert Pons and Andrew Sriubas, to SeaChange’s Board of Directors (the “Board”), each to serve for a three-year term as a Class II Director;

2.	The approval of SeaChange’s Tax Benefits Preservation Plan (“Tax Plan Vote”);

3.	The approval of the compensation of SeaChange’s named executive officers through an advisory vote (“Say on Pay Vote”); and

4.	The ratification of the appointment of Grant Thornton LLP, SeaChange’s independent registered public accounting firm (“Auditor Ratification”).

The final voting results as certified by the independent inspector of elections, Broadridge Financial Solutions, Inc., for each of the proposals submitted to a vote of the stockholders at the Annual Meeting are as follows:

	Votes For	Votes Against	Abstained	Broker Non-votes
Election of Robert Pons:	24,196,547	3,074,139	4,594	5,028,142
Election of Andrew Sriubas:	19,579,137	7,691,549	4,594	5,028,142

	Votes For	Votes Against	Abstained	Broker Non-votes
Tax Plan Vote:	20,100,184	7,162,101	12,995	5,028,142

	Votes For	Votes Against	Abstained	Broker Non-votes
Say on Pay Vote:	19,225,967	6,220,210	1,829,103	5,028,142

	Votes For	Votes Against	Abstained
Auditor Ratification:	31,950,756	111,809	240,857

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

	By:	/s/ Mark Bonney
Mark Bonney
Dated: July 11, 2019		Executive Chair